SCHEDULE 14A
                   SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant[ X ]
Filed by a Party other than the Registrant[   ]
Check the appropriate box:
[   ]     Preliminary Proxy Statement
[   ]     Confidential, for Use of the Commission Only (as
permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
Section 240.14a-12

     MedPlus, Inc.
     (Name of Registrant as Specified In Its Charter)

     N/A
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[   ]     $500 per each party to the controversy pursuant to
Exchange Act Rule 14a-6(i)(3).
[   ]     Fee computed on a table below per Exchange Act Rules
14a(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:

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applies:

     3)     Per unit price or other underlying value of
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the amount on which the filing fee is calculated and state how it
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     5)     Total fee paid:

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
                         MEDPLUS, INC.
                  8805 Governor's Hill Drive
                    Cincinnati, Ohio 45249

          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           MAY 15, 1997

TO THE SHAREHOLDERS OF MEDPLUS, INC.:

     You are cordially invited to attend the Annual
Meeting of the Shareholders of MedPlus, Inc. to be held on May 15, 1997 at 1:30 P.M. at the Blue Ash
Hotel Conference Center, 5901 Pfeiffer Road,
Cincinnati, Ohio 45242, for the purpose of considering and acting on the following:

1. Election of five directors to serve until the 1998 Annual Meeting.

2. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on March 31, 1997 will be entitled to vote at the meeting.

                                By Order of the Board
of Directors

                                Robert E. Kenny III
                                Secretary
                                April 17, 1997


__________________________________________________________________
A Proxy Statement and proxy are submitted herewith.
As a shareholder, you are urged to complete and mail
the proxy promptly whether or not you plan to attend
this Annual Meeting in person.  The enclosed envelope
for return of proxy requires no postage if mailed in
the U.S.A. Shareholders attending the meeting may
personally vote on all matters which are considered in
which event their signed proxies are revoked.  It is
important that your shares be voted.  In order to
avoid the additional expense to the Company of further
solicitation, we ask your cooperation in mailing your
proxy promptly.
__________________________________________________________________


                       PROXY STATEMENT

                         MEDPLUS, INC.
                  8805 Governor's Hill Drive
                   Cincinnati, Ohio  45249
                         April 17, 1997

                 ANNUAL MEETING OF SHAREHOLDERS
                          May 15, 1997

INTRODUCTION

     The enclosed form of proxy is being solicited on behalf of the Board of Directors of MedPlus, Inc.
(also referred to as "MedPlus" or the "Company") for the Annual Meeting of Shareholders to be held on May
15, 1997.  Each of the 5,924,206 shares of Common
Stock, without par value, outstanding on March 31, 1997, the record date of the meeting, is entitled to one vote on all matters coming before the meeting.
Only shareholders of record of the Company at the close of business on March 31, 1997 will be entitled to vote at the meeting either in person or by proxy.
This Proxy Statement is being mailed to shareholders on or about April 17, 1997.

     The shares represented by all properly executed proxies which are sent to the Company will be voted as designated and each not designated will be voted affirmatively. Each person granting a proxy may revoke it by giving notice to the Company's Secretary in writing or in open meeting at any time before it is voted. Proxies will be solicited principally by mail, but may also be solicited by directors, officers and other regular employees of the Company who will receive no compensation therefor in addition to their regular salaries. Brokers and others who hold stock in trust will be asked to send proxy materials to the beneficial owners of the stock, and the Company will reimburse them for their expenses. The expense of soliciting proxies will be borne by the Company.

     The Annual Report of the Company for the fiscal year ended December 31, 1996 is enclosed with this Proxy Statement.

                   ELECTION OF DIRECTORS

     Five directors are to be elected to hold office until the 1998 Annual Meeting of Shareholders. It is the intention of the individuals named in the proxy to vote for the election of only the five nominees named.
Only the maximum of five directors may be elected.
The Company is not currently aware of any potential candidates who may be nominated at or prior to the meeting, and in no event will the proxies solicited hereby be voted for other than the five nominees named.

     The nominees, Richard A. Mahoney, Robert E. Kenny
III, Paul J. Stein, Jay Hilnbrand and Paul A. Martin, are currently serving as members of the Board of Directors. While management has no reason to believe that any of the nominees will, prior to the date of the meeting, refuse or be unable to accept the nominations, should any nominee so refuse or become unable to accept, the proxies will be voted for the election of such substitute nominee, if any, as may be recommended by the Board of Directors. Nominees receiving the five highest totals of votes cast in the election will be elected as directors. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the five nominees specified above unless otherwise instructed by the shareholders. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.

     Directors are elected annually and serve for one year terms. Information with respect to each of the five nominees is as follows:

     Richard A. Mahoney, age 49, has been the
Company's President and a director of the Company
since January 1991.   While Mr. Mahoney has been the
President of the Company since its inception, Mr.
Mahoney has held the titles of Chairman of the Board and Chief Executive Officer of the Company since
November 1995.

     Robert E. Kenny III, age 41, an attorney engaged in the private practice of law since 1985, has served as Secretary of the Company since its inception and as a director of the Company since 1991.

     Paul J. Stein, age 50, has been a director of the Company since 1991. Mr. Stein has been since October
1990 a self-employed marketing consultant and manufacturer's representative.

     Jay Hilnbrand, age 63, a director of the Company since April 1994, is the General Manager and a director of Universal Document Management Systems,
Inc. ("UDMS"), a document management software development company which became a wholly-owned subsidiary of the Company in 1995.

     Paul A. Martin, age 42, a director of the Company since August 29, 1996, has been the Corporate Accounts
Receivable Manager for CommuniCare Health Services, a home healthcare agency which also owns and operates a nursing home, since 1995. Prior to his position with CommuniCare he was the Director of the business office for Dimensions Health Corp., a hospital and out-patient center management company.

              BOARD OF DIRECTORS MEETINGS AND
COMMITTEES

In the fiscal year ended December 31, 1996, the Board of Directors met on four occasions. Each incumbent director during the last fiscal year attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served).

The Company has an Audit Committee of the Board of Directors, the members of which are not officers or employees of the Company except for the President.
The Audit Committee, which held two meetings during 1996, recommends to the entire Board of Directors the independent auditors to be employed by the Company, consults with the independent auditors with respect to their audit plans, reviews the independent auditors' report and any management letters issued by the auditors, and consults with the independent auditors with regard to financial reporting and the adequacy of internal controls. The members of the Audit Committee during 1996 were Messrs. Mahoney, Kenny, Stein and
Martin.

The Company has a Compensation Committee of the Board of Directors, which held three meetings during 1996.
The Compensation Committee recommends to the entire
Board of Directors the compensation arrangements, including grants of stock options and other incentives under the Company's 1994 Long-Term Stock Incentive
Plan, for the corporate officers of the Company and reviews proposed changes in management organization.
The present members of the Compensation Committee are Messrs. Stein, Martin and Kenny.

                       SECURITY OWNERSHIP OF
             CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners

Under Section 13(d) of the Securities Exchange Act of
1934 and the rules promulgated thereunder, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following shareholders are known by the Company to have been the beneficial owners of 5% or more of the Company's
Common Stock as of December 31, 1996:


Title of Class  Name and Address of  Amount and Nature
Percent of
                Beneficial Owner (1)   of Ownership
Class (2)

Common Stock   Richard A. Mahoney        2,953,109
   48.62%
               Chairman of the Board,    shares owned
               President and Chief       beneficially
(3)
               Executive Officer
               8598 Twilight Tear Drive
               Cincinnati, OH  45249

Common Stock   The Keys Plus             690,938
shares    11.67%
               Irrevocable Trust         owned
               8598 Twilight Tear Drive  beneficially
(4)
               Cincinnati, OH  45249

Common Stock   The Keys                  690,937
shares    11.67%
               Irrevocable Trust         owned
               8598 Twilight Tear Drive  beneficially
(4)
               Cincinnati, OH  45249

Common Stock   Paul J. Stein             306,500
shares     5.18%
               4041 Harding Drive        owned
               Westlake, OH  44148       beneficially
(5)

__________________

(1) The persons and entities named in the above table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in other footnotes to this table.

(2) Percentages indicated for each person are calculated with respect to a total number of shares equal to the number of shares actually outstanding as of December 31, 1996 plus that number of shares which such person had the option to purchase as of that date.

(3) Total consists of (i) 931,725 shares, owned outright by Mr. Mahoney, (ii) 1,381,875 shares owned by Mr. Mahoney as trustee for the benefit of certain minor children and with respect to which Mr. Mahoney had sole voting and investment power (but no pecuniary interest therein), (iii) 489,509 shares, 5,000 of which were shares subject to options exercisable at December 31, 1996, as to which Mr. Mahoney had sole voting power as proxy, and 150,000 shares which Mr.
Mahoney had, and continues to have, the option to purchase pursuant to (iv) an options granted to him in 1995 and 1996 in accordance with his employment agreement with the Company and options granted to him in lieu of a cash bonus for 1996.

(4) These shares are also included in the shares shown as beneficially owned by Mr. Mahoney.

(5) Total consists of (i) 276,000 shares owned outright by Mr. Stein, (ii) 28,000 shares which are owned by members of Mr. Stein's immediate family and
(iii) 2,500 shares which Mr. Stein then had, and continues to have, the option to purchase. Mr. Stein has shared voting and investment power with respect to the shares owned by members of his immediate family.
Mr. Mahoney has sole voting power as a proxy with respect to the 278,500 shares owned outright by Mr.
Stein and, accordingly, these shares are also included in the shares shown as beneficially owned by Mr.
Mahoney.


Management

The following table sets forth the beneficial ownership of the Company's Common Stock by its directors, the named executives, and all directors and executive officers as a group, as of March 31, 1997:

               Name and               Amount and
Title of       Position of            Nature of
   Percent
Class          of Beneficial          Beneficial
      Of
               Owner(1)               Ownership
    Class


Common Stock  Richard A. Mahoney      2,938,674 shares
    48.29%
              Chairman of the Board,  owned
              President, Chief        beneficially(2)
              Executive Officer
              and Director

Common Stock  Paul J. Stein           310,250 shares
              Director                owned
beneficially(3)  5.23%

Common Stock  Gary L. Price           129,000 shares
     2.18%
              Senior Vice President,  owned
beneficially
              Business Development

Common Stock  Jay Hilnbrand           105,734 shares
     1.78%
              Director and General    owned
beneficially(4)
              Manager of Subsidiary

Common Stock  E. Andrew Mayo          78,916 shares
     1.33%
              Executive Vice          owned
beneficially(5)
              President

Common Stock  Philip S. Present II    59,205 shares
      .99%
              Chief Operating Officer beneficially(6)

Common Stock  Paul A. Martin               --
       --
              Director

Common Stock  Robert E. Kenny III      11,750 shares
      .20%
              Director and Secretary   owned
beneficially(7)

Common Stock  All directors and        3,268,375
shares     53.23%
              executive officers as a  owned
beneficially
              group(10 persons)



(1) The persons and entities named in the above table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in other footnotes to this table. For purposes of this table, stock options are considered to be currently exercisable if by their terms they may be exercised as of the date of mailing of this Proxy Statement or if they become exercisable within 60 days thereafter.

(2) Total consists of (i) 927,225 shares which are owned outright by Mr. Mahoney, (ii) 4,500 shares which are owned by members of Mr. Mahoney's immediate family, (iii) 1,381,875 shares which are owned by Mr.
Mahoney as trustee for the benefit of certain minor children and with respect to which Mr. Mahoney has sole voting and investment power, (iv) 475,074 shares, 11,250 shares of which are shares subject to options exercisable on or before June 17, 1997, as to which Mr. Mahoney has sole voting power as proxy and (v)
150,000 shares which Mr. Mahoney currently has the option to purchase pursuant to options granted to him in 1995 and 1996, in accordance with his employment agreement with the Company, and options granted to him in lieu of a cash bonus for 1996.

(3) Total consists of (i) 276,000 shares owned outright by Mr. Stein, (ii) 28,000 shares which are owned by members of Mr. Stein's immediate family and
(iii) 6,250 shares which Mr. Stein will have the option to purchase as of May 15, 1997. Mr. Stein has shared voting and investment power with respect to the shares owned by members of his immediate family. Mr.
Mahoney has sole voting power as a proxy with respect to the 276,000 shares owned outright by Mr. Stein and, should Mr. Stein choose to exercise his option to purchase 6,250 shares as of May 15, 1997, Mr. Mahoney will also have sole voting power as a proxy with respect to those shares. Accordingly, the 276,000 shares owned outright by Mr. Stein and the 6,250 shares which Mr. Stein will have the option to purchase as of May 15, 1997 are also included in the shares shown as beneficially owned by Mr. Mahoney.

(4) Total consists of (i) 100,724 shares owned
outright by Mr. Hilnbrand and (ii) 5,000 shares which
Mr. Hilnbrand will have the option to purchase as of
May 15, 1997.   Mr. Mahoney has sole voting power as a
proxy with respect to the 100,724 shares owned outright by Mr. Hilnbrand and, should Mr. Hilnbrand choose to exercise his option to purchase 5,000 shares as of May 15, 1997, Mr. Mahoney will also have sole voting power as a proxy with respect to those shares.
Accordingly, all shares shown as beneficially owned by Mr. Hilnbrand are also included in the shares shown as beneficially owned by Mr. Mahoney.

(5) Total consists of (i) 77,250 shares owned outright by Mr. Mayo and (ii) 1,666 shares which Mr. Mayo had, and continues to have, the option to purchase as of February 1, 1997.

(6) Total consists of (i) 30,000 shares owned outright by Mr. Present, (ii) 26,665 shares which Mr. Present will have the option to purchase as of June 1, 1997 and (iii) approximately 2,540 shares held by Mr.
Present through the MedPlus, Inc. 401(k) Plan (the
"401(k) Plan").

(7) Total consists of (i) 5,000 shares owned outright by Mr. Kenny, (ii) 500 shares which Mr. Kenny owns through an IRA and (iii) 6,250 shares which Mr. Kenny will have the option to purchase as of May 15, 1997.

(8) Includes the shares owned by Mr. Mahoney as a trustee, shares over which Mr. Mahoney has voting power and shares owned by Mr. Stein's immediate family and the total number of shares owned directly by all directors and executive officers.

EXECUTIVE COMPENSATION

Summary

The following table summarizes, for the fiscal years indicated, all annual compensation earned by or granted to the Company's Chief Executive Officer and the only other executive officers whose compensation exceeded $100,000 for all services rendered to the Company in all capacities (the "named executives") during the last fiscal year:

SUMMARY COMPENSATION TABLE

                                          Long-Term
                Annual Compensation   Compensation
Awards
                ____________________
______________________

Restric-  All
Name and                             Securities  tive
  Other
Principal                            Underlying  Stock
  Compen-
Position   Year Salary($) Bonus($)   Options
Grants  sation($)
_________  ____ _________ ________   __________
______  _________

Richard A. 1996  200,750     --      100,000       --
     --
Mahoney,
Chairman   1995  137,000   63,000     50,000       --
     --
of the
Board,     1994  133,007   98,220       --         --
 51,255(1)
President
and Chief
Executive
Officer

Gary L.    1996  112,500    95,461      --         --
     --
Price,
Senior     1995   98,000   126,486      --         --
     --
Vice
President, 1994   48,000     --         --         --
     --
Business
Development

E.  Andrew  1996  125,000     --        5,000       --
      --
Mayo,
Executive  1995  114,000     --         --         --
     --
Vice
President  1994   77,000     13,310     --         --
     --

Philip S.  1996  128,000     --       30,000       --
     --
Present II,
Chief      1995   69,000     --       25,000       --
     --
Operating
Officer    1994      --      --         --         --
     --

_________________

(1)Consists of loan guaranty fees of $3,750 paid to Mr. Mahoney in exchange for his guaranty of certain bank loans to the Company and $47,505 of reimbursed moving expenses incurred in Mr. Mahoney's move to Cincinnati.

Stock Options

The following table sets forth information regarding stock options granted to the named executives during 1996:

                      OPTION GRANTS IN LAST FISCAL
YEAR

                            Individual Grants
__________________________________________________________________
          Number of      % Total Options   Exercise
          Securities      Granted to Em-   of Base
          Underlying      ployees in       Price
Expiration
Name     Options Granted  Fiscal year      ($/Sh.)
Date
_______  ________________ ______________ __________
____________

Richard A.     50,000         15%         $11.32
April 15, 2000
Mahoney        50,000         15%          11.38   May
22, 2001

E. Andrew       5,000          1%           8.38
February 1, 2001
Mayo

Philip S.      25,000          7%           8.56
January 1, 2001
Present II      5,000          1%           8.38
February 1, 2001

Gary L.           --           --            --
  --
Price


The following table sets forth information regarding stock options exercised by the named executives during 1996 and the value of unexercised in-the-money options held by the named parties as of December 31, 1996:

                  AGGREGATED OPTION EXERCISES IN LAST
FISCAL YEAR
                            AND FY-END OPTION VALUES


                    Number of Securities     Value of
Unexercised
                    Underlying Unexercised
In-the-Money
                     Options at FY-End (#)   Options
at FY-End ($)
                     _____________________
______________________
       Shares
       Acq'd  Value
       on     Real-
       Exer-  ized   Exercis-   Unexercis-  Exercis-
Unexercis-
Name   cise   ($)    able       able        able
able
______ ______ ______ __________ ___________ __________
___________ Richard  --     --     150,000      --
   $0         --
A.
Mahoney

E.
Andrew   --     --         --       5,000      --
  $0
Mayo

Philip   --     --       8,333     46,667      $0
  $0
S.
Present II

Gary L.  --     --         --        --        --
  --
Price
Compliance with Section 16(a) of the Exchange Act

During fiscal year 1996, E. Andrew Mayo, Executive
Vice President of the Company, failed to file in a timely manner two reports on Form 4 with respect to two sales of shares of the Company's common stock made in September and November. In addition, for fiscal year 1996, Mr. Mayo failed to file in a timely manner a report on Form 5 with respect to the above-referenced sales and a charitable gift of shares of the Company's common stock (the amount of the gift had been incorrectly reported on a previously filed
Form 4). A Form 5 has now been filed correctly reflecting all three transactions.

Compensation of Directors

During the year ended December 31, 1996, the Company's outside directors (those directors who are not employees of the Company) were compensated for their services as directors as follows: (i) director Paul
A. Martin was compensated at the rate of $500 per meeting and (ii) directors Paul J. Stein and Robert E.
Kenny III were compensated at the rate of $3,000 per meeting (outside directors are not compensated for committee meetings that occur on the same date as full
Board meetings). The $2,500 increase in the per meeting payments made to Messrs. Stein and Kenny were payments made in lieu of options to purchase the Company's common stock which Messrs. Stein and Kenny were entitled to have received, but did not receive, on March 16, 1994 and May 24, 1995 (the "1994-1995
Options") pursuant to Section 5(b) of the MedPlus, Inc. Director's Non-Discretionary Stock Option Plan
(the "Director's Plan"). Specifically, because the
Company failed to issue the 1994-1995 Options to Messrs. Stein and Kenny as required, the Board resolved to (i) lend those directors $30,000 each to purchase that number of shares of the Company's common stock which would have been subject to the 1994-1995
Options (the "Loans") and (ii) increase the per meeting payments to be made to Messrs. Stein and Kenny to allow them to pay off the Loans as soon as possible. The Company does not additionally compensate employee directors. All directors are reimbursed for all expenses incurred in connection with attendance at meetings of the Board and the performance of Board duties.

In addition, outside directors are entitled to receive stock options under the Directors' Plan. The
Directors' Plan provides that, commencing in 1995, nonemployee directors were entitled to an option to purchase 5,000 shares after their first year in office and to an annual, automatic grant of an option to purchase 2,500 shares of the Company's Common Stock at every annual shareholders' meeting commencing in 1995.
A total of 100,000 shares is available under the Directors' Plan. All options granted under the Directors' Plan have a five year term and an exercise price equal to 100% of fair market value of the Common
Stock on the date of issuance. Options are not exercisable at all for six months after their issuance, at which time they become exercisable as to 50% of the shares covered. After 12 months, they become exercisable in full until expiration.

Employment Agreements

Richard A. Mahoney, the Company's Chairman of the
Board, President and Chief Executive Officer, is employed pursuant to an employment agreement dated
October 31, 1995. The term of the agreement expires on June 30, 2001 and commenced on November 1, 1995.
It provides for a base salary of $186,000 per annum initially, increasing incrementally to a base salary of $245,000 per annum in the final year of the agreement. Under the agreement, Mr. Mahoney will also be entitled to annual bonuses of up to 100% of his salary, the actual amount to be determined based on the Company's performance and Mr. Mahoney's personal performance as determined by the Board of Directors or the Compensation Committee of the Board of Directors.
He also is entitled to annual stock option grants of 50,000 shares during the term of the agreement under the Long-Term
Plan and may be granted stock options in lieu of a cash bonus in a particular year.

Under the employment agreement, if the Company terminates Mr. Mahoney's employment without cause or Mr. Mahoney terminates his employment with the Company under a limited set of circumstances defined in the employment agreement, including a change of control, Mr. Mahoney will receive an amount derived by multiplying the factor 2.99 by the sum of his salary and bonus paid in the year prior to the year of termination. In addition, in the event of a change in control of the Company, all outstanding stock options held by Mr. Mahoney at the time of the change in control and which were granted six months or more prior to such time will become exercisable in full and will become subject to repurchase, at fair market value, for cash by the Company at Mr. Mahoney's election. This agreement also provides that in the event it expires and Mr. Mahoney is not rehired in the same position under the terms and conditions of a new employment agreement acceptable to both Mr. Mahoney and the Company, Mr. Mahoney will receive lump sum severance compensation equal to the sum of the salary and bonus paid to him in the year ending June 30, 2001, the final year of the agreement. In the event the agreement is terminated by the Company for cause, Mr. Mahoney would forfeit any severance payment and all of his outstanding stock options. The agreement also provides that upon termination or expiration, Mr.
Mahoney's participation in Company-sponsored employee and health benefit plans will be continued at the Company's expense for a maximum of 18 months so long as he is alive and is not elsewhere employed or self-employed.

Philip S. Present II, the Company's Chief Operating
Officer, is employed pursuant to an employment agreement dated January 1, 1997. The term of this agreement is 12 months. The agreement provides for a base salary of $12,000 per month, beginning in January, 1997, plus bonuses payable based upon the attainment of certain profitability criteria. The agreement contains customary noncompetition and confidentiality provisions and may be terminated by the Company for nonperformance. In the event Mr.
Present is elected President of the Company during the term of the agreement, whether or not such election follows a change in control of the Company, the agreement provides that he shall be awarded stock options to purchase 50,000 shares of the Company's
Common Stock under the Company's Long-Term Stock
Incentive Plan. In addition, if the Company terminates Mr. Present's employment without cause, he shall receive severance pay in the amount of three months' salary. Finally, should Mr. Present's employment be terminated, with or without cause, as a result of the liquidation, dissolution, consolidation, merger or other business combination of the Company, including the transfer of all or substantially all of the Company's assets, the agreement provides that (i) the Company shall pay to Mr. Present an amount equal to twice the aggregate of salary and bonus payments made to him from January 1, 1997 until the date of such termination and (ii) all stock options granted to Mr. Present prior to such event shall immediately become fully vested (but in no event shall any stock options become vested earlier than the minimum vesting period provided by the Company's 1994 Long-Term Stock
Incentive Plan).


Gary L. Price, the Company's Senior Vice President,
Business Development, is employed pursuant to an employment agreement dated December 23, 1994. The term of this agreement is 36 months. The agreement provides for a base salary of $108,000 per year, beginning in March, 1995, plus commissions payable based upon the attainment of certain sales and profitability criteria. On January 1, 1997, Mr.
Price's base salary was increased to $132,000 per year. The agreement contains customary noncompetition and confidentiality provisions and may be terminated by the Company for nonperformance. The agreement does not contain any special severance provisions which would be triggered by a change in control of the Company.

During the first nine months of 1996, E. Andrew Mayo, the Company's Executive Vice President, was employed pursuant to an employment agreement dated October 2, 1991, as amended on June 1, 1993. The term of this agreement was for five years. The agreement provided for a base salary of $72,000 during the first year, plus commissions payable based upon the attainment of certain sales and profitability criteria. Thereafter, compensation to Mr. Mayo was determined based on periodic evaluations of Mr. Mayo by the Company. The agreement contained customary noncompetition and confidentiality provisions and was subject to termination by the Company for nonperformance. The agreement did not contain any special severance provisions which would be triggered by a change in control of the Company. On October 2, 1996, Mr.
Mayo's employment agreement terminated. Mr. Mayo has been employed by the Company pursuant to the terms thereof on an at-will basis since then and he will continue to be so employed until May 1, 1997, at which time Mr. Mayo's recent resignation shall become effective.

CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND OTHER
INFORMATION

In December, 1995, a wholly-owned subsidiary of the Company, MedPlus Acquisition Corp. ("MAC"), purchased all the outstanding shares of UDMS, a document management software development company. Jay
Hilnbrand, a director of the Company, has been the President, a director and the majority shareholder of UDMS since 1990. In December, 1995, UDMS was merged into MAC and is now a wholly-owned subsidiary of the Company. As consideration for his ownership interest in UDMS, Mr. Hilnbrand received a total of $1,406,506 in a combination of cash and the Company's Common
Stock. Mr. Hilnbrand's consideration was received as follows: (1) initial consideration totaling
$1,198,400, in the form of $504,183.75 in cash and
79,339 shares of the Company's Common Stock and (2) consideration which was contingent upon the performance of UDMS between December 14, 1995 and December 29, 1995, as determined by the Company's review of UDMS' audited financial statements, totaling approximately $208,106, in the form of $87,718 in cash and 11,385 shares of the Company's Common Stock.
The consideration paid for UDMS was based upon an evaluation of UDMS which was performed by an independent investment banking firm.

The Company signed a letter of agreement with DiaLogos, Inc. ("DiaLogos"), dated July 12, 1996, amended January 31, 1997, in which the Company, on or before March 31, 1998, agreed to either pay DiaLogos for 75% of the common shares of DiaLogos or secure a funding commitment for DiaLogos' operations from investors and/or lenders, or a combination thereof.
(A copy of such letter of agreement was included as an Exhibit to the Company's 1996 Annual Report on Form
10-KSB). Certain investors identified by the Company would receive a 1% interest in DiaLogos in exchange for each $22,000 invested in DiaLogos. In addition, the letter provides that in the event the Company secures a funding commitment from investors and/or lenders, then DiaLogos will grant the Company the option (immediately exercisable through December 31, 1999) to purchase 75% of the common shares of DiaLogos less any shares already purchased by the Company and/or investors identified by the Company. Richard
Mahoney, the President, Chief Executive Officer and
Chairman of the Board of the Company, Paul J. Stein, a director of the Company, Philip S. Present II, the
Chief Operating Officer of the Company and Daniel A.
Silber, the Chief Financial Officer of the Company have each either invested or agreed to invest funds in DiaLogos in exchange for ownership interests therein.
Specifically, Mr. Mahoney and his spouse have executed promissory notes payable to DiaLogos in a total amount of $297,000 for an interest of 13.5% of DiaLogos, Mr.
Stein and Mr. Present have each executed a promissory note payable to DiaLogos in the amount of $44,000 for 2% interests in DiaLogos and Mr. Silber has invested
$22,000 for a 1% interest in DiaLogos.

On September 1, 1996, the Company, UDMS and Madison
Financial Group Ltd. /f/k/a/ DMG Equity Partners LLC
("Madison"), an Ohio limited liability company,
entered into a Consulting Agreement pursuant to which
Madison agreed to provide consulting services to UDMS
in connection with potential acquisitions, corporate
reorganizations and restructurings, and private or
public offerings, including preparing reports,
memoranda, analyses, and other documents for
management relating thereto.  In consideration of the
services to be provided by Madison to UDMS thereunder,
UDMS has paid Madison a one time consulting fee of
$50,000 and the Company granted Madison a warrant to
purchase 15 shares of UDMS stock owned by the Company
at a price of $415,100, subject to adjustment upward
in certain circumstances (the "Warrant"). The $50,000
fee is to be reimbursed to UDMS in the event Madison
exercises the Warrant. The Warrant is exercisable for
a period of three (3) years beginning on the date, if
ever, UDMS completes a public or private offering of
its stock and only if (i) Madison does not terminate
the Consulting Agreement prior to the completion of a
public or private offering of UDMS stock and (ii) UDMS
does not terminate the Consulting Agreement more than
ninety (90) days prior to completion of a public or
private offering of UDMS stock.   Richard A. Mahoney,
the President, Chief Executive Officer and Chairman of the Board of the Company, holds a 36% interest in Madison.

The Company's Chief Operating Officer, Philip S.
Present II, was an audit partner with the accounting firm KPMG Peat Marwick LLP ("KPMG") prior to joining the Company in 1995. In such capacity he served as the engagement partner for a client of KPMG, Structural Dynamics Research Corporation ("SDRC"), during 1993. In 1995 SDRC restated its financial statements for the years 1992 and 1993 as a result of its allegedly having reported premature and fictitious revenue for such years. In April 1997, the Securities and Exchange Commission ("SEC") settled a civil proceeding in the United States District Court for the Southern District of Ohio against SDRC and five of its former senior officers. SDRC consented to a permanent injunction and the former officers consented to both permanent injunctions and a total of approximately
$1.5 million in monetary penalties. One of the former officers also pleaded guilty to related criminal charges. In a separate administrative proceeding also concluded in April 1997, Mr. Present and another former KPMG partner voluntarily consented to a cease and desist order arising out of the conduct of the audits of SDRC'S financial statements without admitting or denying any of the SEC's allegations. As a result of the order, Mr. Present may not practice as an accountant before the SEC for a period of 30 months. The order will not affect his current duties with the Company or his ability to serve as a director of a publicly-held company. Mr. Present voluntarily consented to the order in order to avoid the expense and time burden of prolonged contested proceedings.

                  1997 SHAREHOLDER PROPOSALS

In order for any shareholder proposals for the 1997
Annual Meeting of Shareholders to be eligible for inclusion at the meeting, they must be received by the Secretary of the Company at 8805 Governor's Hill
Drive, Cincinnati, Ohio 45249, prior to December 28,
1997.

                        OTHER MATTERS

The Board of Directors does not know of any other business to be presented to the meeting and does not intend to bring other matters before the meeting.
However, if other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company.

                                              By Order
of the
                                              Board of
Directors

                                              Robert
E. Kenny III

Secretary






MedPlus, Inc.
                    8805 Governor's Hill Drive
                       Cincinnati, OH  45249

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS.

     The undersigned hereby appoints Richard A.
Mahoney and Robert E. Kenny III and each of them with full power of substitution as proxies to vote, as designated below, for and in the name of the undersigned all shares of stock of MedPlus, Inc. which the undersigned is entitled to vote at the Annual
Meeting of the Shareholders of said Company scheduled to be held on May 15, 1997 at 1:30 p.m. at the Blue
Ash Hotel and Conference Center, 5901 Pfeiffer Road,
Cincinnati, Ohio, 45242 or at any adjournment or recess thereof.

     Please mark X in the appropriate box. The Board of Directors recommends a FOR vote on each proposal.


1.     ELECTION OF DIRECTORS.

________FOR all nominees listed below.
________WITHHOLD AUTHORITY
(except as marked to the contrary below)


RICHARD A. MAHONEY, ROBERT E. KENNY III, PAUL J.
STEIN, JAY HILNBRAND, PAUL A. MARTIN


2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.


ALL FORMER PROXIES ARE HEREBY REVOKED.


                        NUMBER OF SHARES _____________


                        _____________________________
                        (Signature of Shareholder)

                        _____________________________
                        (Signature of Shareholder)

                        Please sign exactly as your
name appears
                        to the left.  All joint owners
should
                        sign.  (When signing in a
fiduciary
                        capacity or as a corporate
officer, please
                        give your full title as such.)

                        Dated:
_______________________, 1997